LETTER TO SHAREHOLDERS Q3 | 2021

Exhibit 99.2

Q3 HIGHLIGHTS RECORD REVENUE $540M RECORD GROSS PROFIT $53M RECORD HOMES SOLD 1,673 RECORD HOMES ACQUIRED 2,753 Expanded our service offerings to include Offerpad Bundle Rewards Launched 4 NEW markets Raised our full-year 2021 outlook

a v c v s c 04 Welcome to Offerpad 05 Letter to Shareholders 06 Investment Highlights 07 Customer Feedback 08 Business Highlights 10 Financial Results Summary 12 Offerpad’s Upwardly Revised 2021 Full Year Outlook 13 Appendix

WELCOME TO OFFERPAD HOW WE ARE DIFFERENT: 1 Creating a Real Estate Solutions Center We are offering services to meet homeowners needs beyond just buying and selling. 2 Offering Customizable Options With multiple service offerings to chose from, homeowners can create customizable solutions to best meet their needs. 3 Building Sustainable Growth Our focus is on growing rapidly in a responsible and disciplined manner that balances our goal of increased market share with achieving long-term sustainable profitability. 4 Utilizing Industry Expertise Our in-house real estate experts provide deep, local real estate expertise to ensure we are accounting for the unique market conditions in each location to optimize our performance. 5 Adding Value through Renovations Our renovations team is able to navigate less traditional and larger renovations projects, expanding our customer base and adding value to each home. 6 Applying Flexibility We use real time market data and sentiment to proactively anticipate and integrate changes in market conditions into our model. Our agility and flexibility mitigate impacts from external risk factors.

DEAR SHAREHOLDERS, When we founded Offerpad six years ago, our objective was simple and the same as it is today: to revolutionize real estate by making the traditional home buying and selling experience easier and more convenient. Home by home, we continue to learn from and meet our customers wherever they are in their real estate journey and provide them with customizable solutions and services when and where they need them. We do this by leveraging our deep industry and local market expertise, along with our proprietary technology platform, to digitally deliver on-demand solutions that give our customers greater convenience, certainty and control over their real estate needs. Offerpad’s strategic plan and business model are designed to fuel sustainable growth in any real estate cycle as we rapidly scale and introduce our Solutions Center approach across the country. Our focus is on delivering exceptional service and customer satisfaction as we continue to grow rapidly in a responsible and disciplined way. That means balancing our goal of increased market share with long-term profitability while transforming the residential real estate experience for customers. As we increase penetration in our existing markets, expand into new ones and build upon the ancillary services we currently offer, we remain dedicated more than ever to our founding mission: to provide your best way to buy and sell a home. Period. Thank you for joining us on this journey. Brian Bair | Chairman and CEO

INVESTMENT HIGHLIG Large Addressable Market Offerpad operates in the residential real estate market with a Total A Market of approximately $2T. Focused Business Model Offerpad is focused on responsible, long-term growth powered by o real estate expertise and an advanced, proprietary algorithm that hel to optimize each transaction. Competitive Differentiation Offerpad’s Solutions Center provides a diversified suite of real estate services, customizable to meet each individual customer’s needs. Attractive Growth Profile Offerpad’s growth is fueled by geographic expansion, existing marke penetration and the roll out of more ancillary services that create value for our customers.

9 OUT OF 10 WOULD RECOMMEND TO A FRIEND* +77 NET PROMOTER “Highly recommend” SCORE* Robert in Charlotte “Professional & personal” 94% CUSTOMER Brian in Orlando SATISFACTION* “Great solution” Michelle in Raleigh

BUSINESS HIGHLIGHTS Market Expansion Offerpad’s record revenue of $540 million in 3Q 2021 was fueled by solid execution of our business plan and strategy, as well as the comprehensive roll out of services in four new U.S. markets. We use market-specific criteria to strategically select locations that will support Offerpad’s long-term growth objectives, including: • Geographical diversity • Historical transactions (quantity and composition) • Housing affordability • Housing supply and demand • Market durability • Population and employment growth

BUSINESS HIGHLIGHTS Renovations Increase Growth Opportunity Our differentiated approach to renovations utilizes in-house talent, increasing our efficiency and improving the consistency of our quality. The sophisticated, technology driven logistics operation managed by our Renovations team allows us to take on less traditional and larger renovations projects, which in turn expands our potential customer base. In addition, our team embraces our flexible and adaptable culture to mitigate industry or other supply chain related challenges.     PROPRIETARY FIELD AUTOMATION EXPERIENCE EFFICIENCY APPROX. 1.4 AVG. 18,000 DAYS Renovations through per thousand dollars spent September 30, 2021 on renovations in 3Q 2021 Increased Ancillary Services Helix GO Field Automation Not only are we expanding into new markets, we are also focused on increasing the diversity of our service offerings. By continuing to build out the suite of services in our real estate Solutions Center platform, we can increase the number of transactions per customer, increase our opportunity to build brand loyalty through customer engagement and increase our margins. Offerpad Bundle Rewards Launched in the 3Q 2021, Bundle Rewards is a new way customers can benefit from even more Offerpad services. Customers in 10 of our 21 markets have already saved money from bundling products such as the sale and purchase of a home or utilizing Offerpad Home Loans. CONTRIBUTION INTEREST PER HOME PROFIT SOLD AFTER KEY TAKEAWAYS Renovations expand our buy box and value creation opportunities Ancillary Services increase customer transactions and diversify our offerings

OFFERPAD’S FINANCIAL RESULTS    SUMMARY Compared with 3Q 2020 Revenue in 3Q 2021 totaled $540.3M, an increase of 190% Offerpad sold 1,673 homes in 3Q 2021, an increase of 123% Offerpad acquired 2,753 homes in 3Q 2021, an increase of 258% Gross profit in 3Q 2021 was $53.1M, an increase of 169% Net loss for 3Q 2021 was $(15.3)M, a 420% decrease • Net loss includes a $13.2M non-cash charge to mark to market the Warrant Liability Adjusted EBITDA was $6.1M, compared to $(0.8)M Contribution profit after interest per home sold was $22,700, an increase of 48%

TOTAL REVENUE ($B) $1.85 TO $1.90 +94% $1.1 $1.1 CAGR1 $0.9 $0.3 $0.1 2016 2017 2018 2019 2020 2021E NET INCOME (LOSS) & ADJ. EBITDA ($M) See page 20 for a reconciliation to the most directly NET INCOME ADJ. NET INCOME ADJ. EBITDA comparable GAAP measure and additional information. (LOSS) (LOSS)

OFFERPAD’S FULL YEAR OUTLOOK UPWARDLY REVISED 2021 SOLD PROFIT EBITDA HOMES REVENUE GROSS ADJ. 188 $100M $5M $15.5M Low end of homes Midpoint of Gross Profit range Midpoint of sold range Revenue range increased $5M Adjusted increased by increased $100M EBITDA range 188 homes increased $15.5M1 HOMES SOLD 5,800—6,000 REVENUE $1.85—$1.90B GROSS PROFIT $175—$185M ADJUSTED EBITDA $0—$15M (1) See Non-GAAP financial measures on page 17 for an explanation of why a reconciliation of this guidance cannot be provided.

APPENDIX

Forward-Looking Statements

Certain statements in this shareholder letter may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook for full year 2021 and anticipated growth in the industry in which Offerpad operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; the impact of the COVID-19 pandemic; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; and the success of strategic relationships with third parties. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2021 to be filed with the Securities and Exchange Commission on or about November 10, 2021, and our other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this shareholder letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

13 | 3Q 2021

OFFERPAD SOLUTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$540,287	$186,365	$1,202,906	$841,027
Cost of revenue	487,165	166,600	1,065,383	778,503

Gross profit	53,122	19,765	137,523	62,524

Operating expenses:
Sales, marketing and operating	38,727	16,072	95,398	59,048
General and administrative	8,160	3,981	18,031	12,204
Technology and development	2,777	1,633	7,663	5,454

Total operating expenses	49,664	21,686	121,092	76,706

Income (loss) from operations	3,458	(1,921)	16,431	(14,182)
Other income (expense):
Change in fair value of warrant liabilities	(13,185)	—	(13,185)	—
Interest expense	(5,495)	(1,312)	(9,670)	(8,404)
Other income, net	—	289	248	787

Total other expense	(18,680)	(1,023)	(22,607)	(7,617)

Loss before income taxes	(15,222)	(2,944)	(6,176)	(21,799)
Income tax expense	(81)	—	(170)	—

Net loss	$(15,303)	$(2,944)	$(6,346)	$(21,799)

Net loss per share, basic	$(0.13)	$(0.05)	$(0.08)	$(0.38)

Net loss per share, diluted	$(0.13)	$(0.05)	$(0.08)	$(0.38)

Weighted average common shares outstanding, basic	115,985	57,865	78,191	57,865

Weighted average common shares outstanding, diluted	115,985	57,865	78,191	57,865

14 | 3Q 2021

OFFERPAD SOLUTIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value per share, unaudited)

		September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents		$116,634	$43,938
Restricted cash		20,024	6,804
Accounts receivable		10,038	2,309
Inventory		902,062	171,359
Prepaid expenses and other current assets		10,453	2,880

Total current assets		1,059,211	227,290
Property and equipment, net		9,556	8,231
Other non-current assets		193	352

TOTAL ASSETS	(1)	$1,068,960	$235,873

LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable		$6,126	$2,149
Accrued liabilities		28,354	11,181
Secured credit facilities and notes payable		509,833	50,143
Secured credit facilities and notes payable, net - related party		241,208	126,825

Total current liabilities		785,521	190,298
Secured credit facilities and notes payable, net of current portion		—	4,710
Warrant liabilities		39,711	—

Total liabilities	(2)	825,232	195,008

Commitments and contingencies
Temporary equity:
Series A convertible preferred stock, zero and 21,011 shares authorized, respectively; zero and 20,907 shares issued and outstanding, respectively; liquidation preference of $0 and $15,099, respectively		—	14,921
Series A-1 convertible preferred stock, zero and 10,905 shares authorized, issued and outstanding, respectively; liquidation preference of $0 and $7,500, respectively		—	7,470
Series A-2 convertible preferred stock, zero and 8,322 shares authorized, issued and outstanding, respectively; liquidation preference of $0 and $7,500, respectively		—	7,463
Series B convertible preferred stock, zero and 58,390 shares authorized, issued and outstanding, respectively; liquidation preference of $0 and $50,000, respectively		—	49,845
Series C convertible preferred stock, zero and 56,716 shares authorized, respectively; zero and 39,985 shares issued and outstanding, respectively; liquidation preference of $0 and $105,750, respectively		—	104,424

Total temporary equity		—	184,123

Stockholders’ equity (deficit):
Class A common stock, $0.0001 and $0.00001 par value, respectively; 2,000,000 and 256,694 shares authorized, respectively; 223,529 and 57,865 shares issued and outstanding, respectively		22	—
Class B common stock, $0.0001 and zero par value, respectively; 20,000 and zero shares authorized, respectively; 14,816 and zero shares issued and outstanding, respectively		2	—
Additional paid in capital		388,566	5,908
Accumulated deficit		(144,862)	(138,516)
Treasury stock		—	(10,650)

Total stockholders’ equity (deficit)		243,728	(143,258)

TOTAL LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ EQUITY (DEFICIT)		$1,068,960	$235,873

(1)

Our consolidated assets as of September 30, 2021 and December 31, 2020 include the following assets of certain variable interest entities (“VIEs”) that can only be used to settle the liabilities of those VIEs: Restricted cash, $20,024 and $6,804; Accounts receivable, $8,345 and $1,638; Inventory, $900,283 and $171,212; Prepaid expenses and other current assets, $2,879 and $1,036; Property and equipment, net, $4,377 and $2,772; Total assets of $935,908 and $183,462, respectively.

(2)

Our consolidated liabilities as of September 30, 2021 and December 31, 2020 include the following liabilities for which the VIE creditors do not have recourse to Offerpad: Accounts payable, $4,561 and $716; Accrued liabilities, $2,442 and $575; Current portion of secured credit facilities and notes payable, net, $751,041 and $173,539; Noncurrent portion of secured credit facilities and notes payable, net, $0 and $653; Total liabilities, $758,044 and $175,483, respectively.

15 | 3Q 2021

OFFERPAD SOLUTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(6,346)	$(21,799)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	433	308
Gain on sale of equipment	(246)	—
Amortization of debt financing costs	454	304
Impairment of inventory	1,342	2,971
Stock-based compensation	2,316	875
Change in fair value of warrant liabilities	13,185	—
Changes in operating assets and liabilities:
Accounts receivable	(7,717)	(1,472)
Inventory	(721,979)	214,080
Prepaid expenses and other assets	(7,174)	(555)
Accounts payable	3,857	439
Accrued liabilities	17,063	685

Net cash (used in) provided by operating activities	(704,812)	195,836

Cash flows from investing activities:
Purchases of property and equipment	(13,609)	(67)
Proceeds from sales of property and equipment	2,032	—

Net cash used in investing activities	(11,577)	(67)

Cash flows from financing activities:
Proceeds from Business Combination	284,011	—
Issuance cost of common stock	(51,249)	—
Borrowings from credit facilities and notes payable	1,702,702	556,627
Repayments of credit facilities and notes payable	(1,130,563)	(772,021)
Payment of debt financing costs	(3,229)	(598)
Proceeds from issuance of Class C preferred stock, net	—	29,823
Proceeds from exercise of stock options	633	—

Net cash provided by (used in) financing activities	802,305	(186,169)

Net change in cash, cash equivalents and restricted cash	85,916	9,600
Cash, cash equivalents and restricted cash, beginning of period	50,742	29,883

Cash, cash equivalents and restricted cash, end of period	$136,658	$39,483

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$116,634	$35,948
Restricted cash	20,024	3,535

Total cash, cash equivalents and restricted cash	$136,658	$39,483

Supplemental disclosure of cash flow information:
Cash payments for interest	$9,630	$11,890
Supplemental disclosure of non-cash investing and financing activities:
Transfer of property and equipment, net to inventory	$10,065	$—
Acquisition of warrant liabilities	$26,525	$—
Conversion of preferred stock to common stock	$184,123	$—
Conversion of treasury stock	$10,650	$—

16 | 3Q 2021

Non-GAAP financial measures

In addition to Offerpad’s results of operations above, Offerpad’s management utilizes certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

Offerpad may calculate or present its non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in its industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this shareholder letter because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.

Adjusted gross profit, contribution profit, and contribution profit after interest (and related margins)

Offerpad believes that adjusted gross profit, contribution profit, and contribution profit after interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across its markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period presented. Contribution profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution profit after interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period. Adjusted gross profit, contribution profit and contribution profit after interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

17 | 3Q 2021

Adjusted gross profit / margin

Offerpad calculates adjusted gross profit as gross profit under GAAP adjusted for (1) net inventory impairment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net inventory impairment is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end and subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. Offerpad defines adjusted gross margin as adjusted gross profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted gross profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution profit / margin

Offerpad calculates contribution profit as adjusted gross profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income which historically is primarily comprised of net income to us from the investment related to Offerpad’s Home Loans operations. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines contribution margin as contribution profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution profit / margin after interest

Offerpad defines contribution profit after interest as contribution profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from adjusted gross profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred.

Offerpad’s senior and mezzanine secured credit facilities are secured by its homes in inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines contribution margin after interest as contribution profit after interest as a percentage of revenue.

Offerpad views this metric as an important measure of business performance. Contribution profit after interest helps management assess contribution margin performance, per above, when fully burdened with costs of financing.

18 | 3Q 2021

The following table presents a reconciliation of Offerpad’s adjusted gross profit, contribution profit and contribution profit after interest to its gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages and homes sold, unaudited)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Gross profit	$53,122	$50,864	$33,537	$25,254	$19,766
Gross margin	9.8%	13.4%	11.8%	11.3%	10.6%
Homes sold	1,673	1,259	1,018	849	749
Gross profit per home sold	31.8	40.4	32.9	29.7	26.4
Adjustments:
Inventory impairment - current period	676	177	104	144	28
Inventory impairment - prior period	(152)	(95)	(138)	(46)	(398)
Interest expense capitalized	1,410	767	606	396	426

Adjusted gross profit	55,056	51,713	34,109	25,748	19,822
Adjusted gross margin	10.2%	13.7%	12.0%	11.5%	10.6%
Adjustments:
Direct selling costs	(11,350)	(8,787)	(8,036)	(5,981)	(5,599)
Holding costs on sales - current period	(910)	(533)	(461)	(434)	(489)
Holding costs on sales - prior period	(295)	(188)	(193)	(158)	(424)
Other income	—	7	241	47	289

Contribution profit	42,501	42,212	25,661	19,221	13,599
Contribution margin	7.9%	11.1%	9.0%	8.6%	7.3%
Homes sold	1,673	1,259	1,018	849	749
Contribution profit per home sold	25.4	33.5	25.2	22.6	18.2
Adjustments:
Interest expense capitalized	(1,410)	(767)	(606)	(396)	(426)
Interest expense on homes sold - current period	(2,381)	(1,345)	(1,117)	(916)	(742)
Interest expense on homes sold - prior period	(697)	(386)	(446)	(336)	(899)

Contribution profit after Interest	38,014	39,714	23,491	17,574	11,533
Contribution margin after interest	7.0%	10.5%	8.3%	7.9%	6.2%
Homes sold	1,673	1,259	1,018	849	749
Contribution profit after interest per home sold	22.7	31.5	23.1	20.7	15.4

Note: Current period represents adjustments for costs incurred on homes sold in the period presented and prior periods represents adjustments for costs incurred in prior periods on homes sold in the period presented.

19 | 3Q 2021

Adjusted Net (Loss) Income and Adjusted EBITDA

We also present Adjusted Net (Loss) Income and Adjusted EBITDA, which are non-GAAP financial measures, which our management team uses to assess our underlying financial performance. We believe these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

We calculate Adjusted Net (Loss) Income as GAAP net income (loss) adjusted for the change in fair value of warrant liabilities. We define Adjusted Net (Loss) Income Margin as Adjusted Net (Loss) Income as a percentage of revenue.

We calculate Adjusted EBITDA as Adjusted Net (Loss) Income adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net (Loss) Income and Adjusted EBITDA are supplemental to our operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net (Loss) Income and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table presents a reconciliation of our Adjusted Net (Loss) Income and Adjusted EBITDA to our GAAP net income (loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages, unaudited)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Net income (loss) (GAAP)	$(15,303)	$9,190	$(233)	$(1,321)	$(2,942)
Change in fair value of warrant liability	13,185	—	—	—	—

Adjusted net income (loss)	$(2,118)	$9,190	$(233)	$(1,321)	$(2,942)
Adjusted net income margin	(0.4%)	2.4%	(0.1%)	(0.6%)	(1.6%)
Adjustments:
Interest expense	5,495	2,257	1,918	1,626	1,312
Amortization of capitalized interest(1)	1,410	767	606	396	426
Income tax expense	81	89	0	163	—
Depreciation and amortization	156	146	130	125	104
Amortization of share based compensation	1,053	649	613	488	337

Adjusted EBITDA	6,077	13,098	3,034	1,478	(763)
Adjusted EBITDA margin	1.1%	3.5%	1.1%	0.7%	(0.4%)

(1)

Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

20 | 3Q 2021